UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025 (March 25, 2025)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Madison Avenue, 8th Floor, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on October 30, 2024, 1847 Holdings LLC (the “Company”) issued series A warrants to purchase common shares to certain investors (the “Series A Warrants”), most of which were exercised shortly after issuance. As previously disclosed, on March 11, 2025, the exercise price of the remaining Series A Warrants was reduced to $0.81 per share, with a corresponding increase in the number of Series A Warrants. Following this adjustment, the number of Series A Warrants outstanding was increased to 632,990, with each Series A Warrant exercisable for two common shares, or an aggregate of 1,265,980 common shares. Following the adjustment, a holder exercised 193,348 Series A Warrants for 386,696 common shares (the “Exercised Shares”). Accordingly, an aggregate of 439,642 Series A Warrants remain outstanding (the “Remaining Warrants”).

On March 25, 2025, the Company entered into cancellation and exchange agreements (the “Exchange Agreements”) with the holders of the Remaining Warrants and the Exercised Shares, pursuant to which such holders agreed to exchange the Remaining Warrants and the Exercised Shares for an aggregate of 1,027 series F convertible preferred shares (the “Shares”).

In connection with the Exchange Agreements, on March 25, 2025, the Company executed a Share Designation to establish the terms of the series F convertible preferred shares (the “Share Designation”). Pursuant to the Share Designation, the Company designated 1,027 of its preferred shares as series F convertible preferred shares with a stated value of $1,000 per share. Following is a summary of the material terms of the series F convertible preferred shares:

Ranking. The series F convertible preferred shares rank, with respect to the payment of dividends and the distribution of assets upon liquidation, (i) senior to all common shares, allocation shares, series C preferred shares, series D preferred shares and each other class or series that is not expressly made senior to or on parity with the series F convertible preferred shares; (ii) on parity with each other class or series that is not expressly subordinated or made senior to the series F convertible preferred shares; and (iii) junior to the series A senior convertible preferred shares, all indebtedness and other liabilities with respect to assets available to satisfy claims against the Company and each other class or series that is expressly made senior to the series F convertible preferred shares.

Dividend Rights. Holders of series F convertible preferred shares are entitled to receive dividends, when, as and if declared on the common shares, pari passu with the holders of common shares, on an as-converted basis.

Liquidation Rights. Subject to the rights of creditors and the holders of any senior securities or parity securities (in each case, as defined in the Share Designation), upon any liquidation of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of junior securities (as defined in the Share Designation), each holder of outstanding series F convertible preferred shares shall be entitled to receive an amount of cash equal to 100% of the stated value ($1,000 per share). If, upon any liquidation, the assets, or proceeds thereof, distributable among the holders of the series F convertible preferred shares shall be insufficient to pay in full the preferential amount payable to the holders of the series F convertible preferred shares and liquidating payments on any other shares of any class or series of parity securities as to the distribution of assets on any liquidation, then such assets, or the proceeds thereof, shall be distributed among the holders of series F convertible preferred shares and any such other parity securities ratably in accordance with the respective amounts that would be payable on such series F convertible preferred shares and any such other parity securities if all amounts payable thereon were paid in full.

Voting Rights. The series F convertible preferred shares do not have any voting rights; provided that, so long as any series F convertible preferred shares are outstanding, the Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly, without the affirmative vote of the holders of a majority of the then outstanding series F convertible preferred shares, (a) amend the Company’s certificate of formation or its operating agreement in any manner that adversely affects any rights of the holders of the series F convertible preferred shares or alter or amend the Share Designation, (b) authorize or create any class of shares ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the series F convertible preferred shares, or (c) enter into any agreement with respect to any of the foregoing.

Conversion Rights. Each series F convertible preferred share shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable common shares determined by dividing the stated value ($1,000 per share) by the conversion price of $0.1549 per share. The conversion price is subject to standard adjustments in the event of any share splits, share combinations, share reclassifications, dividends paid in common shares, sales of substantially all of the Company’s assets, mergers, consolidations or similar transactions, as well as for subsequent issuances of common shares, or securities convertible into or exercisable or exchangeable for common shares, at a price below the then conversion price; provided that a holder shall not be entitled to utilize a conversion price of less than $0.01 (subject to standard adjustments for share splits, share combinations, recapitalizations and similar transactions). Notwithstanding the foregoing, the aggregate number of common shares that the Company may issue upon conversion of the series F convertible preferred shares is limited to 5,385,291 shares (equal to 19.99% of the Company’s outstanding common shares prior to entry into the Exchange Agreements) prior to obtaining shareholder approval of the issuance of all common shares that may be issued upon conversion of the series F convertible preferred shares, in accordance with NYSE American rules. Furthermore, the Company shall not effect any conversion of the series F convertible preferred shares, and a holder shall not have the right to convert any portion of the series F convertible preferred shares, to the extent that, after giving effect to the conversion, such holder (together with such holder’s affiliates) would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares issuable upon conversion. This limitation may be waived (up to a maximum of 9.99%) by the holder in its sole discretion upon not less than sixty-one (61) days’ prior notice to the Company.

Other Rights. Holders of series F convertible preferred shares have no redemption, preemptive or subscription rights for additional securities of the Company.

The foregoing description of the Exchange Agreements and the Share Designation does not purport to be complete and is qualified in its entirety by reference to the full text of those documents filed as Exhibits to this report, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the Shares is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 regarding the terms of the series F convertible preferred shares set forth in the Share Designation is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Share Designation of Series F Convertible Preferred Shares
10.1	Form of Cancellation and Exchange Agreement (Series A Warrants)
10.2	Form of Cancellation and Exchange Agreement (Common Shares)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2025	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

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